Exhibit 99.1

          Text of Amendments to the Provident Financial Services, Inc. Amended and Restated By-Laws

Amendments to:

Article I, Section 1. C;
Article II, Section 10;and
Article V, Section 1



                             ARTICLE I- STOCKHOLDERS

Section 1. Annual Meeting.

   C. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days prior to the date of the Corporation's proxy materials for the preceding year's annual meeting of stockholders ("Proxy Statement Date"); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

          Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the elections of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").





                         ARTICLE II- BOARD OF DIRECTORS

Section 10.       Qualification.

     No director shall be eligible for election (or re-election) or appointment to the Board of Directors after attaining the age of seventy-two (72).



                                 ARTICLE V-STOCK


Section 1.        Certificates of Stock or Book-Entry Shares.

     Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the Chief Executive Officer, and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer was an officer of the Corporation on the date of its issue.

         Alternatively, the ownership of some or all of any or all classes or series of shares of stock of the Corporation may be recorded through the Direct Registration System, or an equivalent system, whereby ownership of shares of the Corporation are recorded in book-entry form on the books of the Corporation or of the transfer agent designated to transfer shares of the stock of the Corporation, and whereby stockholders receive an account statement, setting forth such ownership, from the Corporation or its transfer agent in lieu of a certificate.